_____________________________________________________________________________
_____________________________________________________________________________






                            FRANKLIN ELECTRIC CO., INC.



                        AMENDED AND RESTATED NOTE PURCHASE

                           AND PRIVATE SHELF AGREEMENT





                 $80,000,000 Maximum Aggregate Principal Amount
                             Private Shelf Facility








                           Dated as of March 1, 2002








_____________________________________________________________________________
_____________________________________________________________________________

                               TABLE OF CONTENTS

                            (Not Part of Agreement)


                                                                         Page
                                                                         ----

1.   AUTHORIZATION OF ISSUE OF NOTES.....................................   6
      1A.   Amendment and Restatement....................................   6
      1B.   Authorization of Issue of Private Shelf Notes................   6

2.   PURCHASE AND SALE OF NOTES..........................................   7
      2A.   Purchase and Sale of Private Shelf Notes.....................   7
            2A(1).       Facility........................................   7
            2A(2).       Issuance Period.................................   7
            2A(3).       Request for Purchase............................   7
            2A(4).       Rate Quotes.....................................   8
            2A(5).       Acceptance......................................   8
            2A(6).       Market Disruption...............................   9
            2A(7).       Private Shelf Closing...........................   9
            2A(8).       Fees............................................  10
            2A(8)(i).    Issuance Fee....................................  10
            2A(8)(ii).   Delayed Delivery Fee............................  10
            2A(8)(iii).  Cancellation Fee................................  10

3.   CONDITIONS OF CLOSING...............................................  11
      3A.   Certain Documents............................................  11
      3B.   Representations and Warranties; No Default...................  12
      3C.   Payment of Fees..............................................  12
      3D.   Purchase Permitted By Applicable Laws........................  12
      3E.   Legal Matters................................................  12
      3F.   Proceedings..................................................  12

4.   PREPAYMENTS.........................................................  13
            4A(1).   Required Prepayment of Series A Notes...............  13
            4A(2).   Required Prepayment of Private Shelf Notes..........  13
      4B.   Optional Prepayment with Yield-Maintenance Amount............  13
      4C.   Notice of Optional Prepayment................................  13
      4D.   Application of Prepayments...................................  13
      4E.   Retirement of Notes..........................................  14

5.   AFFIRMATIVE COVENANTS...............................................  14
      5A.   Financial Statements.........................................  14
      5B.   Inspection of Property.......................................  15
      5C.   Covenant to Secure Notes Equally.............................  15
      5D.   Maintenance of Insurance.....................................  15
      5E.   Compliance with Laws.........................................  15

6.   NEGATIVE COVENANTS..................................................  16
      6A.   Current Ratio................................................  16
      6B.   Credit and Other Restrictions................................  16
            6B(1).   Lien Restrictions...................................  16
            6B(2).   Debt Restriction....................................  17
            6B(3).   Loans, Advances and Investments.....................  17
            6B(4).   Disposition of Certain Assets.......................  18
            6B(5).   Sale of Stock and Debt of Subsidiaries..............  18
            6B(6).   Merger and Consolidation............................  18
            6B(7).   Sale or Discount of Receivables.....................  18
            6B(8).   Restricted Transactions.............................  18
            6B(9).   Current Obligation Coverage.........................  19
            6B(10).  Debt to EBITDA Ratio................................  19

7.   EVENTS OF DEFAULT...................................................  19
      7A.   Acceleration.................................................  19
      7B.   Rescission of Acceleration...................................  21
      7C.   Notice of Acceleration or Rescission.........................  22
      7D.   Other Remedies...............................................  22

8.   REPRESENTATIONS, COVENANTS AND WARRANTIES...........................  22
      8A.   Organization.................................................  22
      8B.   Financial Statements.........................................  22
      8C.   Actions Pending..............................................  23
      8D.   Outstanding Debt.............................................  23
      8E.   Title to Properties..........................................  23
      8F.   Taxes........................................................  24
      8G.   Conflicting Agreements and Other Matters.....................  24
      8H.   Offering of Notes............................................  24
      8I.   Use of Proceeds..............................................  24
      8J.   Compliance with ERISA........................................  25
      8K.   Governmental Consent.........................................  25
      8L.   Environmental Compliance.....................................  25
      8M.   Hostile Tender Offers........................................  25
      8N.   Disclosure...................................................  25
      8O.   Investment Company Status; Holding Company Status............  25

9.   REPRESENTATIONS OF THE PURCHASERS...................................  26
      9A.   Nature of Purchase...........................................  26
      9B.   Source of Funds..............................................  26

10.  DEFINITIONS.........................................................  26
      10A.  Yield-Maintenance Terms......................................  26
      10B.  Other Terms..................................................  28
      10C.  Accounting Principles, Terms and Determinations..............  37

11.  MISCELLANEOUS.......................................................  37
      11A.  Note Payments................................................  37
      11B.  Expenses.....................................................  37
      11C.  Consent to Amendments........................................  38
      11D.  Form, Registration, Transfer and Exchange of Notes; Lost Notes 38
      11E.  Persons Deemed Owners; Participations........................  39
      11F.  Survival of Representations and Warranties; Entire Agreement.  39
      11G.  Successors and Assigns.......................................  40
      11H.  Disclosure to Other Persons..................................  40
      11I.  Notices......................................................  40
      11J.  Payments Due on Non-Business Days............................  41
      11K.  Severability.................................................  41
      11L.  Descriptive Headings.........................................  41
      11M.  Satisfaction Requirement.....................................  41
      11N.  Governing Law................................................  41
      11O.  Payment Currency.............................................  41
      11P.  Payments Free and Clear of Taxes.............................  42
      11Q.  Counterparts.................................................  42
      11R.  Binding Agreement............................................  43

                                LIST OF ATTACHMENTS
                                -------------------

PURCHASER SCHEDULE

EXHIBIT A  --  FORM OF PRIVATE SHELF NOTE

EXHIBIT B    --  FORM OF REQUEST FOR PURCHASE

EXHIBIT C    --  FORM OF CONFIRMATION OF ACCEPTANCE

EXHIBIT D  --  FORM OF OPINION OF COMPANY'S SPECIAL COUNSEL

EXHIBIT E    --  CERTIFICATE AS TO REPRESENTATIONS, DEFAULTS, ETC.

SCHEDULE 6B(1)   --  LIST OF EXISTING LIENS

SCHEDULE 6B(4)   --  PERMITTED DISPOSITIONS

SCHEDULE 8A   --  LIST OF SUBSIDIARIES

SCHEDULE 8G   --  LIST OF AGREEMENTS RESTRICTING DEBT

                      FRANKLIN ELECTRIC CO., INC.
                        400 East Spring Street
                       Bluffton, Indiana  46714





                                                      As of March 1, 2002



To:  The Prudential Insurance Company
      of America (herein called "PRUDENTIAL")
     Each Prudential Affiliate which becomes
      bound by this Agreement as hereinafter
      provided (together with Prudential, the
      "PURCHASERS")
     c/o Prudential Capital Group
     Two Prudential Plaza
     Suite 5600
     Chicago, Illinois  60601

Ladies and Gentlemen:

The undersigned, Franklin Electric Co., Inc., an Indiana corporation
(herein called the "COMPANY"), hereby agrees with you as set forth below. Reference is made to paragraph 10 hereof for definitions of capitalized terms used herein and not otherwise defined herein.

1.    AUTHORIZATION OF ISSUE OF NOTES.

1A.   AMENDMENT AND RESTATEMENT.  Effective as of the date hereof, the parties agree that this agreement amends and restates in its entirety that certain Note Purchase and Private Shelf Agreement dated as of November 10, 1993 (as amended from time to time prior to the date hereof, the "EXISTING 1993 SHELF AGREEMENT") between the Company and Prudential pursuant to which the Series A Notes were issued. After giving effect to the purchase and sale of the Series A Notes, the Available Facility Amount hereunder is $80,000,000 as described in greater detail in paragraph 2A (1) below. From and after the effectiveness of this Agreement, the Existing 1993 Shelf Agreement shall be of no force or effect whatsoever except to evidence the terms pursuant to which the Series A Notes were originally issued.

1B.   AUTHORIZATION OF ISSUE OF PRIVATE SHELF NOTES.  The Company will authorize the issue of, but shall not be obligated to issue, its additional senior promissory notes (herein called the "PRIVATE SHELF NOTES") in the aggregate principal amount of up to $80,000,000 (including the equivalent in Available Currencies), to be dated the date of issue thereof, to mature, in the case of each Private Shelf Note so issued, no less than five (5) years and no more than fifteen (15) years after the date of original issuance thereof, to have an average life, in the case of each Private Shelf Note so issued, no more than twelve (12) years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum (and to have such other particular terms) as shall be set forth in the case of each Private Shelf Note so issued in the Confirmation of Acceptance with respect to such Private Shelf Note delivered pursuant to paragraph 2A(5), and to be substantially in the form of Exhibit A attached hereto. The terms "PRIVATE SHELF NOTE" and "PRIVATE SHELF NOTES" as used herein shall include each Private Shelf Note delivered pursuant to any provision of this Agreement and each Private Shelf Note delivered in substitution or exchange for any such Private Shelf Note pursuant to any such provision. The terms "NOTE" or "NOTES" as used herein shall include the Series A Note and each Private Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods,
(vi) the same currency denomination; (vii) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note's ultimate predecessor Note was issued), and (viii) which are otherwise designated a "Series" hereunder or in the Confirmation of Acceptance whether or not the foregoing conditions are satisfied, are herein called a "SERIES" of Notes.

2.       PURCHASE AND SALE OF NOTES.

2A.      PURCHASE AND SALE OF PRIVATE SHELF NOTES.

2A(1).   FACILITY.  Prudential is willing to consider, in its sole
discretion and within limits which may be authorized for purchase by Prudential and the Prudential Affiliates from time to time, the purchase of Private Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Private Shelf Notes is herein called the "FACILITY". At any time, the aggregate principal amount of Private Shelf Notes stated in paragraph 1B, minus the aggregate principal amount of Private Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time is herein called the "AVAILABLE FACILITY AMOUNT" at such time. For purposes of the preceding sentence, the aggregate principal amount of Private Shelf Notes and Accepted Notes shall be calculated in Dollars with the aggregate principal amount of Private Shelf Notes or Accepted Notes denominated or to be denominated in any Available Currency other than Dollars being converted to Dollars at the rate of exchange used by Prudential to calculate the Dollar equivalent at the time of the applicable Acceptance under
paragraph 2A(5).   NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER
PURCHASES OF PRIVATE SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE PRIVATE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF PRIVATE SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A CAPITAL COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

2A(2).   ISSUANCE PERIOD.  Private Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) June 30, 2004 and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a written notice stating that it elects to terminate the issuance and sale of Private Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a New York Business Day, the New York Business Day next preceding such thirtieth day). The period during which Private Shelf Notes may be issued and sold pursuant to this Agreement is herein called the "ISSUANCE PERIOD".

2A(3).   REQUEST FOR PURCHASE.  The Company may from time to time during the Issuance Period make requests for purchases of Private Shelf Notes (each such request being herein called a "REQUEST FOR PURCHASE"). Each Request for Purchase shall be made to Prudential by telecopier and confirmed by nationwide overnight delivery service, and shall (i) specify the aggregate principal amount and currency (which shall be an Available Currency) of Private Shelf Notes covered thereby, which shall not be less than $5,000,000 (or its equivalent in another Available Currency) and shall not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, principal payment dates and amounts and interest payment periods (quarterly or semi-annual in arrears) of the Private Shelf Notes covered thereby, (iii) specify the use of proceeds of such Private Shelf Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Private Shelf Notes, which shall be a Business Day during the Issuance Period not less than five (5) Business Days and not more than forty-two (42) days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Private Shelf Notes are to be transferred on the Private Shelf Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 8 hereof are true on and as of the date of such Request for Purchase except to the extent of changes caused by the transactions herein contemplated and that there exists on the date of such Request for Purchase no Event of Default or Default (and that no Event of Default or Default shall arise as the result of the purchase and sale of such Private Shelf Notes), and (vii) be substantially in the form of Exhibit B attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

2A(4).   RATE QUOTES.  Not later than five (5) Business Days after the
Company shall have given Prudential a Request for Purchase pursuant to paragraph 2A(3), Prudential may but shall be under no obligation to, provide to the Company by telephone or telefacsimile, in each case between 9:30 A.M. and 1:00 P.M. New York City local time (or such other time as Prudential may elect) interest rate quotes for the several currencies, principal amounts, maturities, prepayment schedules and interest payment periods of Private Shelf Notes specified in such Request for Purchase (each such interest rate quote provided in response to a Request for Purchase herein called a "QUOTATION"). Each Quotation shall represent the interest rate per annum payable on the outstanding principal balance of such Private Shelf Notes until such balance shall have become due and payable, at which Prudential or a Prudential Affiliate would be willing to purchase such Private Shelf Notes at 100% of the principal amount thereof.

2A(5).   ACCEPTANCE.  Within 30 minutes after Prudential shall have provided any Quotation pursuant to paragraph 2A(4) or such shorter period as Prudential may specify to the Company (such period herein called the "ACCEPTANCE WINDOW"), an Authorized Officer of the Company may, subject to the terms of paragraph 2B(6), elect to accept on behalf of the Company a Quotation as to not less than $5,000,000 aggregate principal amount of the Private Shelf Notes specified in the applicable Request for Purchase (in the Available Currency specified in the Request for Purchase). Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or telefacsimile within the Acceptance Window (but not earlier than 9:30 A.M. or later than 2:00 P.M., New York City local time) that the Company elects to accept such Quotation (each such Private Shelf Note being herein called an "ACCEPTED NOTE") as to which such acceptance (herein called an "ACCEPTANCE") relates. The day the Company notifies Prudential of an Acceptance with respect to any Accepted Notes is herein called the "ACCEPTANCE DAY" for such Accepted Notes. Any Quotation as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Private Shelf Notes hereunder shall be made based on any such expired Quotation. Subject to paragraph 2A(6) and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes, which purchase price shall be paid in the currency in which such Notes are to be denominated. As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C attached hereto (herein called a "CONFIRMATION OF ACCEPTANCE"). If the Company should fail to execute and return to Prudential within three Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

2A(6).   MARKET DISRUPTION.  Notwithstanding the provisions of paragraph
2A(5), if Prudential shall have provided Quotation pursuant to paragraph 2A(4) and thereafter, prior to the time an Acceptance with respect to such Quotation shall have been notified to Prudential in accordance with paragraph 2A(5), (i) the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives or (ii) in the case of Private Shelf Notes to be denominated in a currency other than Dollars, there shall have occurred a general suspension, material limitation or significant disruption of trading in the market for the relevant government securities which, in the case of the Euro, shall be the German Bund, or the spot or forward currency market, the financial futures market or the interest rate swap market, then such Quotation shall expire, and no purchase or sale of Private Shelf Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such Quotation, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph 2A(6) are applicable with respect to such Acceptance.

2A(7).   PRIVATE SHELF CLOSING.  Not later than 11:30 A.M. (Chicago time) on the Private Shelf Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of Prudential Capital Group, Two Prudential Plaza, Suite 5600, Chicago, Illinois 60601-6716 Attention: Law Department, the Private Shelf Notes to be purchased by such Purchaser in the form of one or more authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Private Shelf Closing Day, dated the Private Shelf Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account or accounts specified in the Request for Purchase of such Private Shelf Notes.
If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Private Shelf Closing Day for such Accepted Notes as provided above in this paragraph 2A(7), or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Private Shelf Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Private Shelf Closing Day notify Prudential in writing (which notification shall be deemed received by each Purchaser) whether (x) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than ten Business Days after such scheduled Private Shelf Closing Day (the "RESCHEDULED CLOSING DAY")) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee, if any, in accordance with paragraph 2A(8)(ii) or (y) such closing is to be cancelled. If a Rescheduled Closing Day is established in respect of Private Shelf Notes denominated in a currency other than Dollars, the Private Shelf Notes shall have the same maturity date, principal prepayment dates and amounts and interest payment dates as originally scheduled. In the event that the Company shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Private Shelf Closing Day, notify the Company in writing that such closing is to be cancelled. Notwithstanding anything to the contrary appearing in this Agreement, the Company may not elect to reschedule a closing with respect to any given Accepted Notes on more than one occasion, unless Prudential shall have otherwise consented in writing.

2A(8).      FEES.

2A(8)(i).   ISSUANCE FEE.  The Company will pay to each Purchaser in
immediately available funds a fee (herein called the "ISSUANCE FEE") on each Private Shelf Closing Day in an amount equal to 0.10% of the Dollar equivalent (at the time of the applicable Acceptance) aggregate principal amount of Notes sold to such Purchaser on such Private Shelf Closing Day. Such fee shall be payable in Dollars.

2A(8)(ii). DELAYED DELIVERY FEE. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company will pay to each Purchaser which shall have agreed to purchase such Accepted Notes:

(a) in the case of an Accepted Note denominated in Dollars, on the Cancellation Date or actual Closing Day of such purchase and sale, a fee (herein called the "DOLLAR DELAYED DELIVERY FEE") equal to the product of (i) the amount determined by Prudential to be the amount by which the bond equivalent yield per annum of such Accepted Note exceeds the investment rate per annum on an alternative Dollar investment of the highest quality selected by Prudential and having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days from time to time fixed for the delayed delivery of such Accepted Note, (ii) the principal amount of such Accepted Note and (iii) a fraction the numerator of which is equal to the number of actual days elapsed from and including the original Closing Day for such Accepted Note to but excluding the date of such payment, and the denominator of which is 360; and

(b) in the case of an Accepted Note denominated in a currency other than Dollars, on the Cancellation Date or the actual Closing Day of such purchase and sale, a fee (herein called the "NON-DOLLAR DELAYED DELIVERY FEE," and, together with the Dollar Delayed Delivery Fee, the "DELAYED DELIVERY FEE") equal to the sum of (1) the product of (x) the amount by which the bond equivalent yield per annum of such Accepted Note exceeds the arithmetic average of Overnight Interest Rate on each day from and including the original Closing Day for such Accepted Note,
(y) the principal amount of such Accepted Note and (z) a fraction the numerator of which is equal to the number of actual days elapsed from and including the original Closing Day for such Accepted Note to but excluding the date of such payment, and the denominator of which is 360 and (2) the costs and expenses (if any) incurred by such Purchaser or its affiliates with respect to any interest rate, currency exchange agreement or similar agreement entered into by the Purchaser or any such affiliate in connection with the delayed closing of such Accepted Notes.
 In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2A(7).

2A(8)(iii). CANCELLATION FEE.  If the Company at any time notifies
Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of paragraph 2A(5) or the penultimate sentence of paragraph 2A(7) that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the "CANCELLATION DATE"), the Company will pay the Purchaser which shall have agreed to purchase such Accepted Note in immediately available funds on the Cancellation Date an amount (the "CANCELLATION FEE") equal to:

(a) in the case of an Accepted Note denominated in Dollars, the product of (A) the principal amount of such Accepted Note times (B) the quotient (expressed in decimals) obtained by dividing (1) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Note(s) on the Acceptance Day for such Accepted Note by (2) such bid price, with the foregoing bid and ask prices as reported on the Bridge\Telerate Service, or if such information ceases to be available on the Bridge\Telerate Service, any publicly available source of such market data selected by Prudential and rounded to the second decimal place (such amount, the "U.S. CANCELLATION FEE"); or

(b) in the case of an Accepted Note denominated in a currency other than Dollars, the aggregate of all unwinding costs incurred by such Purchaser or its affiliates on positions executed by or on behalf of such Purchaser or such affiliates in connection with the proposed lending in such currency and fixing the coupon in such currency (which costs may include a U.S. Cancellation Fee), provided, however, that any gain realized upon either unwinding of any such positions shall be offset against any unwinding costs incurred in either instance. Such positions include (without limitation) currency and interest rate swaps, futures, forwards, government bond (including U.S. Treasury bond) hedges and currency exchange contracts, all of which may be subject to substantial price volatility. Such costs may also include (without limitation) losses incurred by such Purchaser or its affiliates as a result of fluctuations in exchange rates. All unwinding costs incurred by such Purchaser shall be determined by Prudential or its affiliate in accordance with generally accepted financial practice.

In no case shall the Cancellation Fee be less than zero.

3. CONDITIONS OF CLOSING. Prudential's and any other Purchaser's obligation to purchase and pay for any Private Shelf Notes, is subject in each case to the satisfaction, on or before the applicable Closing Day for such Notes, of the following conditions (any document required to be delivered pursuant to this paragraph shall be deemed delivered if delivered to Prudential Capital Group at the address specified in paragraph 2A):

3A.   CERTAIN DOCUMENTS.  Such Purchaser shall have received the following dated the date of the applicable Closing Day:

(i)    this Agreement;

(ii)   the Notes to be purchased by such Purchaser;

(iii) a favorable opinion of Schiff, Hardin & Waite, special counsel to the Company (or such other counsel designated by the Company and reasonably acceptable to the Purchaser(s)) reasonably satisfactory to such Purchaser and substantially in the form of Exhibit D attached hereto and as to such other matters as such Purchaser may reasonably request. The Company hereby directs each such counsel to deliver such opinion, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such direction and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion;

(iv) certified copies of the resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the issuance of the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes;
(v) a certificate of the secretary and one other officer of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder or thereunder;
(vi) certified copies of the Company's Certificate of Incorporation and Bylaws (or, if not a corporation, similar governing documents) or, alternatively, certification that no amendments or other modifications have been made thereto since the date most recently certified to Prudential or other Purchasers;
(vii) a Good Standing Certificate for the Company from the Secretary of State of the state of Indiana dated as of a recent date and such other evidence of the Status of the Company as such Purchaser may reasonably request; and

(viii) additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

3B.   REPRESENTATIONS AND WARRANTIES; NO DEFAULT.  The representations and warranties contained in paragraph 8 hereof shall be true on and as of the applicable Closing Day, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the applicable Closing Day no Event of Default or Default; and the Company shall have delivered to each Purchaser an Officer's Certificate in substantially the form of Exhibit E attached hereto, dated the applicable Closing Day, to both such effects.

3C.   PAYMENT OF FEES.  The Company shall have paid to Prudential any fees due it pursuant to or in connection with this Agreement, including any Issuance Fee due pursuant to paragraph 2A(8)(i) and any Delayed Delivery Fee pursuant to paragraph 2A(8)(ii).

3D.   PURCHASE PERMITTED BY APPLICABLE LAWS.  The purchase of and payment for the Notes to be purchased on the applicable Closing Day on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject any Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence to establish compliance with this condition.

3E.   LEGAL MATTERS.  Counsel for the Purchasers shall be satisfied as to all legal matters relating to such purchase and sale.

3F.   PROCEEDINGS.  All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in substance and form to each Purchaser, and each Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

4. PREPAYMENTS. The Notes shall be subject to required prepayment as and to the extent provided in paragraphs 4A(1) and 4A(2). The Notes shall also be subject to prepayment under the circumstances set forth in paragraph 4B. Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any required prepayment as specified in paragraph 4A.

4A(1). REQUIRED PREPAYMENT OF SERIES A NOTES.

      Subject to paragraph 4B, until the Series A Notes shall be paid in full, the Company shall apply to the prepayment of the Series A Notes, without Yield-Maintenance Amount, the sum of $1,000,000 annually on November 10 of each year commencing on November 10, 1998 and continuing to and including November 10, 2007, and such principal amounts of the Series A Notes, together with interest accrued thereon to the payment dates shall become due on such payment dates. The remaining unpaid principal amount of the Series A Notes, together with interest accrued thereon, shall become due on the maturity date of the Series A Notes.

4A(2). REQUIRED PREPAYMENT OF PRIVATE SHELF NOTES. Until each respective Series of Private Shelf Notes shall be paid in full, each respective Series of Private Shelf Notes shall be subject to such required prepayments, if any, as are specified for such Series of Private Shelf Notes in accordance with the provisions of paragraph 2A(3) hereof. Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any prepayment as specified in the respective Series of Private Shelf Notes.

4B.    OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT.  Subject to
the limitations set forth below, the Notes shall be subject to prepayment, in whole at any time or from time to time in part (in $100,000 increments and not less than $1,000,000 per occurrence or, in each case, in the equivalent of the currency in which the Notes of such Series are denominated), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note so prepaid. Any partial prepayment of a Series of Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal in the inverse order of their scheduled due dates.

4C.    NOTICE OF OPTIONAL PREPAYMENT.  The Company shall give to the holder of each Note of a Series to be prepaid pursuant to paragraph 4B irrevocable written notice of such prepayment pursuant to paragraph 4B with respect to such Series not less than ten (10) Business Days prior to the prepayment date, specifying (i) such prepayment date, (ii) the aggregate principal amount of the Notes of such Series to be prepaid on such date, (iii) the principal amount of the Notes of such Series held by such holder to be prepaid on that date, and (iv) stating that such optional prepayment is to be made pursuant to paragraph 4B. Notice of optional prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Holder which shall have designated a recipient for such notices in the Purchaser Schedule attached hereto or the applicable Confirmation of Acceptance or by notice in writing to the Company.

4D.    APPLICATION OF PREPAYMENT.  In the case of each prepayment pursuant to paragraphs 4A or 4B of less than the entire unpaid principal amount of all outstanding Notes of any Series (including, for the purpose of this paragraph 4D only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Affiliates other than by prepayment pursuant to paragraph 4A or 4B), the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series according to the respective unpaid principal amounts thereof.

4E.    RETIREMENT OF NOTES.  The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than (i) by prepayment pursuant to paragraphs 4A or 4B or (ii) upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes of any Series held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes of such Series held by each other holder of Notes of such Series. The Company will promptly cancel all Notes acquired by the Company or any Subsidiary or any such other Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement, and no Notes may be issued in substitution or exchange for any such Notes.

5.     AFFIRMATIVE COVENANTS.

5A.    FINANCIAL STATEMENTS.  The Company covenants that it will deliver to each Significant Holder of any Notes in triplicate:

(i) as soon as practicable and in any event within sixty (60) days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from audit and year-end adjustments; provided, however, that delivery pursuant to clause (iii) below of copies of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i);

     (ii) as soon as practicable and in any event within ninety (90) days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows and a consolidated statement of stockholders' equity of the Company and its Subsidiaries for such year, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and, as to the consolidated statements, reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to scope of the audit and satisfactory in substance to the Required Holder(s) and, as to the consolidating statements, certified by an authorized financial officer of the Company; provided, however, that delivery pursuant to clause (iii) below of copies of the Annual Report on Form 10-K of the Company for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii);

     (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

     (iv) promptly upon request, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary; and

     (v) with reasonable promptness, such other financial data as such Significant Holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and (ii) above, the Company will deliver to each Significant Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraph 6 and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

The Company also covenants that immediately after any Responsible
Officer obtains knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

5B.   INSPECTION OF PROPERTY.  The Company covenants that, to the extent permitted by law, it will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, if no Default or Event of Default exists and at the Company's expense if a Default or Event of Default does exist, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and, (ii) upon reasonable notice to the Company and opportunity for management of the Company to be present or represented, to discuss the affairs, finances and accounts of any of such corporations (which such Significant Holder has not been able to satisfactorily discuss with or obtain from the Company) with the independent public accountants of the Company and its Subsidiaries, all at such reasonable times and as often as such Significant Holder may reasonably request.

5C.   COVENANT TO SECURE NOTES EQUALLY.  The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6B(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph
11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

5D.   MAINTENANCE OF INSURANCE.  The Company covenants that it shall, and shall cause each Subsidiary to, maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries (which may include a reasonable self-insurance program) as is customarily maintained by other companies operating similar businesses.

5E.   COMPLIANCE WITH LAWS.  The Company covenants that it shall, and shall cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, environmental laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with decrees and orders of all Federal, state, local or foreign courts or governmental agencies, authorities, instrumentalities or regulatory bodies the noncompliance with which could be reasonably expected to result in a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

6. NEGATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note or other amount due hereunder is outstanding and unpaid, the Company covenants as follows:

6A.     CURRENT RATIO.  The Company covenants that it will not permit the ratio (expressed as a percentage) of Consolidated Current Assets to Consolidated Current Liabilities to fall below 140% at any time.

6B.     CREDIT AND OTHER RESTRICTIONS.  The Company covenants that it will not and will not permit any Subsidiary to:

6B(1). LIEN RESTRICTIONS. Create, incur, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of Notes in accordance with the provisions of paragraph 5C hereof), except:

     (i) Liens existing on the date hereof encumbering the property and securing the Indebtedness identified on Schedule 6B(1) attached hereto and Liens securing the refinancing, renewal or refunding of any such Indebtedness provided that the principal amount secured is not increased over the amount of such Indebtedness outstanding immediately prior to such refinancing, renewal or refunding and such Lien is not extended to any other property or assets;

     (ii) Liens for taxes or other governmental charges not yet due or which are being actively contested in good faith by appropriate proceedings;

     (iii) Liens incidental to the conduct of its business which were not incurred in connection with the borrowing of money or obtaining credit or advances and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

     (iv) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Company or another Subsidiary;

     (v) Liens with respect to leased equipment incurred in connection with equipment leases entered into in the ordinary course of business;

     (vi) Liens on assets of Subsidiaries which are not U.S.
Subsidiaries securing obligations for money borrowed owing to foreign financial institutions;

     (vii) any Lien existing on any asset of any corporation or other Person at the time such corporation or other Person becomes a Subsidiary and not created in contemplation of such event;

     (viii) any Lien on any asset of any corporation or other Person existing at the time such corporation or other Person is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;

     (ix) any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary and not created in anticipation of such acquisition; and

     (x) Liens not otherwise permitted by the foregoing clauses securing Debt (other than the Notes) in an aggregate principal amount outstanding not to exceed 15% of Consolidated Net Worth.

6B(2).   DEBT RESTRICTION.  Create, incur, assume or suffer to exist any
Debt, except:

     (i) Current Debt of the Company and its Subsidiaries provided that commencing on January 1, 2002 and at all times thereafter there shall have been a period of at least thirty (30) consecutive days within the twelve month period immediately preceding the date of determination during which the aggregate principal amount of Current Debt of the Company and its Subsidiaries outstanding as of the close of business on each day during such thirty day period did not exceed an amount equal to the amount of Funded Debt which would have been permitted as additional Funded Debt under clause (ii) of this paragraph 6B(2) as of the close of business on each such day during such thirty day period;

     (ii) Funded Debt of the Company or any Subsidiary (including Debt represented by the Notes), provided that (a) the aggregate principal amount of all Funded Debt of the Company and its Subsidiaries at no time exceeds forty percent (40%) of Consolidated Total Capitalization and (b) the aggregate amount of (I) Debt of U.S. Subsidiaries which is Guaranteed by the Company and (II) Debt of the Company secured by Liens at no time exceeds fifteen percent (15%) of Consolidated Net Worth; and

     (iii) Debt of the Company or any Subsidiary owing to the Company or to any Subsidiary.

6B(3).   LOANS, ADVANCES AND INVESTMENTS.  Make or permit to remain outstanding loans or advances to, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contributions to, any Person (collectively, "INVESTMENTS"), except as permitted by paragraphs 6B(4), 6B(5) and 6B(6) and except that the Company or any Subsidiary may:

     (i) make or permit to remain outstanding loans or advances to the Company or any Subsidiary;

     (ii) own, purchase or acquire stock, obligations or securities of a Subsidiary or of a corporation which immediately after such purchase or acquisition will be a Subsidiary;

     (iii) acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Company or any Subsidiary;

     (iv) own, purchase or acquire prime commercial paper, banker's acceptances and certificates of deposit in commercial banks with a capital of $100,000,000 or more or whose credit is reasonably satisfactory to Prudential; repurchase agreements with respect to the foregoing; fixed income obligations of companies organized under Federal or state law; obligations of the United States Government (or any State thereof); obligations fully guaranteed by the United States Government (or any State thereof); obligations of counties or municipalities located in the United States or agencies or departments thereof in each case rated "A" or better by Standard & Poors Corporation or the equivalent thereof by any nationally recognized rating agency and mutual fund accounts which exclusively invest in any one or more of the foregoing;

     (v) make or permit to remain outstanding loans or advances to officers and employees in the ordinary course of business reasonably consistent with the Company's business practices as of the date of this Agreement;

     (vi) make or permit to remain outstanding loans to the existing employee stock ownership plan of the Company and any new employee stock ownership plan of the Company which is approved by the Company's shareholders;

     (vii) make or permit to remain outstanding loans to senior management of the Company pursuant to the Company's stock purchase plan not to exceed in the aggregate at any time outstanding $5,000,000;

     (viii) own treasury stock, and so long as no Default or Event of Default shall be continuing, repurchase from time to time of the capital stock of the Company as authorized by the Company's board of directors from time to time; and

     (ix) make other new Investments not to exceed an amount equal to twenty-five percent (25%) of Consolidated Net Worth.

6B(4).  DISPOSITION OF CERTAIN ASSETS.  Except for Permitted
Dispositions, sell, lease, transfer or otherwise dispose of any assets of the Company or any Subsidiary.

6B(5). SALE OF STOCK AND DEBT OF SUBSIDIARIES. Except for Permitted Dispositions, sell or otherwise dispose of, or part with control of, any shares of stock or Indebtedness of any Subsidiary, except to the Company or any Subsidiary.

6B(6). MERGER AND CONSOLIDATION. Merge with or consolidate into any other Person, except:

      (i)   Subsidiaries may be merged into the Company or any other
Subsidiary; and

      (ii) so long as no Default or Event of Default would exist after giving effect thereto or as a result therefrom (x) the Company may merge with another entity provided that the Company is the surviving corporation and (y) any Subsidiary may merge with another entity.

6B(7). SALE OR DISCOUNT OF RECEIVABLES. Sell with recourse, discount or pledge or otherwise sell any of its notes or accounts receivable excluding, however, the sale on a non-recourse basis of receivables owing from foreign account debtors.

6B(8). RESTRICTED TRANSACTIONS. Deal directly or indirectly with an Affiliate, any Person related by blood, adoption, or marriage to any Affiliate or any Person owning 5% or more of the Company's or any Subsidiary's stock, provided that (i) the Company may deal with such persons in the ordinary course of business at arm's length, (ii) the Company and its Subsidiaries may make loans and advances permitted by paragraph 6B(3), (iii) in addition to the foregoing, so long as the stock of the Company is publicly held, the Company may deal with such Persons so long as the aggregate amount of such transactions does not exceed $125,000 in any fiscal year and (iv) such prohibition shall not apply to transactions between Subsidiaries or between the Company and its Subsidiaries, including (without limitation) the right or ability of any Subsidiary to declare or pay a dividend.

6B(9). CURRENT OBLIGATION COVERAGE. Commencing with the Fiscal Quarter ending on March 31, 2002 and on the last day of any Fiscal Quarter thereafter, permit the ratio of Income Available for Fixed Charges for the period of four consecutive Fiscal Quarters then ended to Current Obligations for such period of four consecutive Fiscal Quarters to be less than 2.5 to 1.0.

6B(10). DEBT TO EBITDA RATIO. At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending on March 31, 2002, the ratio of Consolidated Total Debt as at the end of such Fiscal Quarter to Consolidated EBITDA for the period of four consecutive Fiscal Quarters then ended shall not exceed 3.0 to 1.0.

7.      EVENTS OF DEFAULT.

7A.     ACCELERATION.  If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

      (i) the Company defaults in the payment of any principal of, or Yield-Maintenance Amount payable with respect to, any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

      (ii) the Company defaults in the payment of any interest on any Note for more than 10 days after the date due; or

      (iii) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other Indebtedness (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such Indebtedness is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all Indebtedness as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $10,000,000; or

      (iv) any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

      (v) the Company fails to perform or observe any agreement contained in paragraph 6; or

      (vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof; or

     (vii) the Company or any Subsidiary (other than an Unrestricted Subsidiary) makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

     (viii) any decree or order for relief in respect of the Company or any Subsidiary (other than an Unrestricted Subsidiary) is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "BANKRUPTCY LAW"), of any jurisdiction; or

      (ix) the Company or any Subsidiary (other than an Unrestricted Subsidiary) petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary (other than an Unrestricted Subsidiary), or of any substantial part of the assets of the Company or any Subsidiary (other than an Unrestricted Subsidiary), or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary (other than an Unrestricted Subsidiary) under the Bankruptcy Law of any other jurisdiction; or

      (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary (other than an Unrestricted Subsidiary) and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

(xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

      (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

      (xiii) a final judgment in an amount in excess of $2,000,000 is rendered against the Company or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

(xiv) the Company or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Company, any member of the Controlled Group, any plan administrator or any combination of the foregoing which results in liability of the Company or any member of the Controlled Group of greater than $2,000,000; or the PBGC shall institute proceedings under
Section 4042 of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 60 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or the Company or any other member of the Controlled Group shall incur any withdrawal liability in excess of $2,000,000 with respect to a Multiemployer Plan; or

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, the holder of any Note may at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each such Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon, and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) with respect to any event constituting an Event of Default, (including any event described in clause (a) above), the Required Holder(s) of the Notes of any Series may at their option, by notice in writing to the Company, declare all of the Notes of such Series to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, provided that the Yield-Maintenance Amount, if any, with respect to each Note shall be due and payable upon such declaration only if (x) such event is an Event of Default specified in any of clauses (i) to (vii), inclusive, or clauses (xi) through (xiv), inclusive, of this paragraph 7A, (y) the Required Holders shall have given to the Company, at least 10 Business Days before such declaration, written notice stating its or their intention so to declare the Notes to be immediately due and payable and identifying one or more such Events of Default whose occurrence on or before the date of such notice permits such declaration, and
(z) one or more of the Events of Default so identified shall be continuing at the time of such declaration.

The Company acknowledges and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of the Yield-Maintenance Amount by the Company in the event that the Notes are pre-paid or are accelerated as a result of an Event of Default, is intended to provided compensation of such right under such circumstances.

7B.     RESCISSION OF ACCELERATION.  At any time after any or all of the
Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

7C.     NOTICE OF ACCELERATION OR RESCISSION.  Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

7D.     OTHER REMEDIES.  If any Event of Default or Default shall occur and be continuing, the holder of any Note (in the case of a Default or Event of Default under paragraph 7A(i) or (ii)) or the Required Holder(s) (in the case of any other Default or Event of Default) may proceed to protect and enforce their rights under this Agreement and such Note by exercising such remedies as are available in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:

8A.     ORGANIZATION.  The Company is a corporation duly organized and existing in good standing under the laws of the State of Indiana and has the corporate power to own its property and to carry on its business as now being conducted. Each Subsidiary is duly organized and existing in good standing under the laws of its jurisdiction of incorporation and has the corporate power to own its property and to carry on its business as now being conducted except in such instances where the failure could not be reasonably expected to result in a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole. The names and jurisdictions of incorporation of each Subsidiary as of the date of this Agreement are set forth on Schedule 8A.

8B.     FINANCIAL STATEMENTS.  The Company has furnished each Purchaser of the Series A Notes and any Accepted Notes with the following financial statements, identified by a principal financial officer of the Company: (i) a consolidated balance sheet of the Company and its Subsidiaries as of the last day in each of the five fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and a consolidated statement of income and statement of cash flows of the Company and its Subsidiaries for each such year, all certified by Deloitte & Touche (or such other independent accountants of national standing or such other accounting firm as may be reasonably acceptable to such Purchaser); (ii) a consolidated balance sheet of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within sixty (60) days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company and (iii) a consolidated balance sheet of the Company and its Subsidiaries as of September 29, 2001 and a consolidated statement of income and statement of cash flows of the Company and its Subsidiaries for the period from December 31, 2000 through September 29, 2001. Delivery of copies of the Annual Reports filed with the Securities and Exchange Commission on Form 10-K of the Company for the fiscal years described in clause (i) of the immediately preceding sentence and delivery of copies of the Quarterly Reports filed with the Securities and Exchange Commission on Form 10-Q of the Company for the quarterly periods described in clauses (ii) and (iii) of the immediately preceding sentence, shall be deemed to satisfy the requirements of the immediately preceding sentence. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income and statements of cash flows fairly present the results of the operations of the Company and its Subsidiaries for the periods indicated. There has been no material adverse change in the business, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole since the end of the most recent fiscal year for which such audited financial statements have been furnished.

8C.     ACTIONS PENDING.  There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any properties or rights of the Company or any Subsidiary, by or before any court, arbitrator or administrative or governmental body which could be reasonably expected to result in any material adverse change in the business, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

8D.     OUTSTANDING DEBT.  Neither the Company nor any Subsidiary has
any outstanding Debt except as permitted by paragraph 6B(2). There exists no matured default or to the best of the Company's knowledge any unmatured default under the provisions of any instrument evidencing such Debt in excess of $1,000,000 or of any agreement relating thereto.

8E.     TITLE TO PROPERTIES.  The Company has, and each Subsidiary has, good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other properties and assets necessary in any respect for the conduct of their respective businesses, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6B(1). The Company and each Subsidiary enjoys peaceful and undisturbed possession of all leases necessary in any material respect for the conduct of their respective businesses, none of which contains any unusual or burdensome provisions which could be reasonably expected to materially affect or impair the business, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole. All such leases are valid and subsisting and are in full force and effect.

8F.     TAXES.  The Company has, and each Subsidiary has, filed all
Federal, State, local and other income tax returns (other than non-material foreign tax returns) which, to the best knowledge of the officers of the Company, are required to be filed, and each has paid or made adequate provision for paying all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves or other appropriate provisions have been established in accordance with generally accepted accounting principles.

8G.     CONFLICTING AGREEMENTS AND OTHER MATTERS.  Neither the Company
nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws (or comparable governing documents) of the Company or any of its Subsidiaries, any award of any arbitrator or any agree-ment (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of the Company or any of its Subsidiaries, any agreement relating thereto or any other contract or agreement (including its charter or comparable governing documents) which limits the amount of, or otherwise imposes restrictions on the incurring of, indebtedness of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 8G attached hereto.

8H.     OFFERING OF NOTES.  Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than Institutional Investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

8I.     USE OF PROCEEDS.  Neither the Company nor any Subsidiary owns or has any present intention of acquiring any "Margin Stock" as defined in Regulation U (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "MARGIN STOCK"). The proceeds of sale of the Private Shelf Notes will be used primarily to refinance certain existing bank indebtedness of the Company, for working capital purposes, capital expenditures and other purposes permitted by or not in contravention of any provision of this Agreement and the proceeds of the sale of any Private Shelf Notes will be used for the purposes stated in the relevant Request for Purchase. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation U, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, as amended, in each case as in effect now or as the same may hereafter be in effect.

      8J.      COMPLIANCE WITH ERISA.  (a)  The Company and each member of the
Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability (other than liabilities incurred in the ordinary course of business) to the PBGC or a Plan under Title IV of ERISA.

(b)  Either (i) neither the Company nor any member of the Controlled
Group is or within the preceding five (5) years ever has been obligated to contribute to any Multiemployer Plan, or (ii) if the Company or any member of the Controlled Group is or within the preceding five (5) years has been obligated to contribute to any Multiemployer Plan, neither the Company nor any member of the Controlled Group has incurred any withdrawal liability in excess of $2,000,000 with respect to any Multiemployer Plan under Title IV of ERISA.

8K.      GOVERNMENTAL CONSENT.  Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities or consents which will be obtained prior to any applicable closing day) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions of this Agreement.

8L.      ENVIRONMENTAL COMPLIANCE.  The Company and its Subsidiaries and
all of their respective properties and facilities have complied at all times and in all respects with all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply could not reasonably be expected to result in a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.


8M.      HOSTILE TENDER OFFERS.  None of the proceeds of the sale of any
Notes will be used to finance a Hostile Tender Offer.

8N.      DISCLOSURE.  Neither this Agreement nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the state-ments contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, or financial condition of the Company and its Subsidiaries taken as a whole and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to the Purchasers by the Company prior to the date hereof in connection with the transactions contemplated hereby.

8O.      INVESTMENT COMPANY STATUS; HOLDING COMPANY STATUS.  Neither the
Company nor any Subsidiary of the Company is (a) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended or an "investment adviser" within the meaning of the Investment Advisors Act of 1940, as amended, or (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" or a "public utility", within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended.

9.       REPRESENTATIONS OF THE PURCHASERS.

Each Purchaser represents as follows:

9A.      NATURE OF PURCHASE.  Such Purchaser is not acquiring the Notes to be purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control.

9B.      SOURCE OF FUNDS.  The source of the funds being used by such
Purchaser to pay the purchase price of the Notes being purchased by such Purchaser hereunder constitutes assets (i) allocated to the "insurance company general account" of such Purchaser (as such term is defined under Section V of the United States Department of Labor's Prohibited Transaction Class Exemption ("PTCE") 95-60), and as of the date of the purchase of the Notes such Purchaser satisfies all of the applicable requirements for relief under
Section I and IV of PTCE 95-60, (ii) allocated to a separate account maintained by such Purchaser in which no employee benefit plan, other than employee benefit plans identified on a list which has been furnished by such Purchaser to the Company, participates to the extent of 10% or more or (iii) of any investment fund, the assets of which do not include assets of any employee benefit plan within the meaning of ERISA or (iv) which do not include assets of any employee benefit plan other than a plan exempt from the coverage of ERISA. For the purpose of this paragraph 9B, the terms "separate account" and "employee benefit plan" shall have the respective meanings specified in section 3 of ERISA.

10. DEFINITIONS. For the purpose of this Agreement, the terms defined in paragraphs 1 and 2 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below:

10A.     YIELD-MAINTENANCE TERMS.

"CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or has become or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

"DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (calculated on the same periodic basis as that on which interest on such Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

"IMPLIED DOLLAR YIELD" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Bridge\Telerate Service (or such other display as may replace page 678 on the Bridge\Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life of such Called Principal.

"IMPLIED EURO YIELD" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 0#DEBMK" on the Reuters Screen (or such other display as may replace "Page 0#DEBMK" on the Reuters Screen) for the actively traded benchmark German Bunds having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields are not reported as of such time or the yields reported shall not be ascertainable, (ii) the average of the yields for such securities as determined by Recognized German Bund Market Makers. Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded benchmark German Bunds with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the actively traded benchmark German Bunds with the maturity closest to and less than the Remaining Average Life of such Called Principal.

"RECOGNIZED GERMAN BUND MARKET MAKERS" shall mean two internationally recognized dealers of German Bunds reasonably selected by Prudential.

"REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note denominated in (i) Dollars, the Implied Dollar Yield, and (ii) Euros, the Implied Euro Yield. The Reinvestment Yield will be rounded to that number of decimals as appears in the coupon for the applicable Note.

"REMAINING AVERAGE LIFE" shall mean, with respect to the Called
Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

"REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

"SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or has become or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

"YIELD-MAINTENANCE AMOUNT" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal, provided that the Yield-Maintenance Amount may in no event be less than zero.

10B.    OTHER TERMS.

"ACCEPTANCE" shall have the meaning specified in paragraph 2A(5).

"ACCEPTANCE DAY" shall have the meaning specified in paragraph 2A(5).

"ACCEPTANCE WINDOW" shall have the meaning specified in paragraph 2A(5).

"ACCEPTED NOTE" shall have the meaning specified in paragraph 2A(5).

"AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

"AUTHORIZED OFFICER" shall mean (i) in the case of the Company, its chief executive officer, its chief financial officer, its Vice President-Finance, its Treasurer and any vice president of the Company designated as an "Authorized Officer" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential, P. Scott von Fischer, William Engelking, Alfred Sharp, Julia Buthman, any vice president of Prudential as designated from time to time by Prudential or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers or a member of its law department. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

"AVAILABLE CURRENCIES" shall mean Dollars and Euros.

"AVAILABLE FACILITY AMOUNT" shall have the meaning specified in paragraph 2A(1).

"BANKRUPTCY LAW" shall have the meaning specified in clause (viii) of paragraph 7A.

"BUSINESS DAY" shall mean (i) other than as provided in clauses (ii) and
(iii) below, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are authorized or required to be closed,
(ii) for purposes of paragraph 2A(3) only, any day which is both a New York Business Day and a day on which Prudential is open for business and (iii) for purposes of paragraph 10A only, (a) if with respect to Notes denominated in Dollars, a New York Business Day and (b) if with respect to Notes denominated in Euros, any day which is both a New York Business Day and a day on which commercial banks are not required or authorized to be closed in Frankfurt and Brussels.

"CANCELLATION DATE" shall have the meaning specified in paragraph
2A(8)(iii).

"CANCELLATION FEE" shall have the meaning specified in paragraph
2A(8)(iii).

"CAPITAL EXPENDITURES" shall mean, for any period, the sum of all capital expenditures incurred during such period by the Company and its Consolidated Subsidiaries, as determined in accordance with generally accepted accounting principles.

"CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with such principles.

"CLOSING DAY" shall mean the Series A Notes Closing Day, a Private Shelf Closing Day, and with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Confirmation of Acceptance of such Accepted Note, provided that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the "CLOSING DAY" for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2A(7), the Closing Day for such Accepted Note, for all purposes of this Agreement except references to "original Closing Day" in paragraph 2A(8)(ii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

"CODE" shall mean the Internal Revenue Code of 1986, as amended.

"COMPETITOR" shall have the meaning specified in paragraph 11H.

"CONFIRMATION OF ACCEPTANCE" shall have the meaning specified in paragraph 2A(5).

"CONSOLIDATED CURRENT ASSETS" and "CONSOLIDATED CURRENT LIABILITIES" shall mean the consolidated current assets and consolidated current liabilities of the Company and its Subsidiaries each determined in accordance with generally accepted accounting principles.

"CONSOLIDATED EBIT" for any period means the sum of (i) Consolidated Net Income for such period, (ii) Consolidated Interest Expense for such period and
(iii) taxes on income of the Company and its Consolidated Subsidiaries for such period to the extent deducted in determining Consolidated Net Income for such period. In determining Consolidated EBIT for any period, (a) any Consolidated Subsidiary acquired during such period by the Company or any other Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire period and (b) any amounts which would be included in a determination of Consolidated EBIT for such period with respect to assets acquired during such period by the Company or any Consolidated Subsidiary shall be included in the determination of Consolidated EBIT for such period and the amount thereof shall be calculated on a pro forma, historical basis as if such assets had been acquired by the Company or such Consolidated Subsidiary prior to the first day of such period.

"CONSOLIDATED EBITDA" for any period means the sum of (i) Consolidated
EBIT for such period, (ii) Depreciation for such period, (iii) amortization of intangible assets of the Company and its Consolidated Subsidiaries for such period, and (iv) extraordinary or other non-operating losses for such period, minus extraordinary or other non-operating gains for such period, all determined in accordance with generally accepted accounting principles. In determining Consolidated EBITDA for any period, (a) any Consolidated Subsidiary acquired during such period by the Company or any other Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire period and (b) any amounts which would be included in a determination of Consolidated EBITDA for such period with respect to assets acquired during such period by the Company or any Consolidated Subsidiary shall be included in the determination of Consolidated EBITDA for such period and the amount thereof shall be calculated on a pro forma, historical basis as if such assets had been acquired by the Company or such Consolidated Subsidiary prior to the first day of such period.

"CONSOLIDATED FIXED CHARGES" shall mean, for any period, the sum of (i) Consolidated Interest Expense for such period, and (ii) Depreciation for such period.

"CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, interest expense in respect of Indebtedness of the Company or any of its Consolidated Subsidiaries outstanding during such period, determined on a consolidated basis as of such date in accordance with generally accepted accounting principles.

"CONSOLIDATED NET EARNINGS" shall mean with respect to any period:

      (i) consolidated gross revenues of the Company and its Subsidiaries for such period less

      (ii) all operating and non-operating expenses of the Company and its Subsidiaries for such period including all charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves), but not including in gross revenues:

            (a) any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets) other than in the ordinary course of business;

            (b)   any gains resulting from the write-up of assets;

      (c) any equity of the Company or any Subsidiary in the unremitted earnings of any corporation which is not a Subsidiary;

            (d) undistributed earnings of any Subsidiary to the extent that such Subsidiary is not at the time permitted to make or pay dividends to the Company, repay intercompany indebtedness to the Company, repatriate earnings to the Company or otherwise transfer property or assets to the Company whether by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary; or

            (e) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary;

all determined in accordance with generally accepted accounting principles as in effect on the date hereof and applied on a consistent basis.

"CONSOLIDATED NET INCOME" shall mean, for any period, the net income, after taxes, of the Company and its Consolidated Subsidiaries, determined on a consolidated basis for such period in accordance with generally accepted accounting principles, but excluding extraordinary and other non-recurring items.

"CONSOLIDATED NET WORTH" shall mean the sum of (i) the par value (or value stated on the books of the Company) of the capital stock of all classes of the Company, plus (or minus in the case of a surplus deficit) (ii) the amount of the consolidated surplus, whether capital or earned, of the Company and its Subsidiaries after subtracting therefrom the aggregate of treasury stock and any other contra-equity accounts including, without limitation, minority interests; all determined in accordance with generally accepted accounting principles.

"CONSOLIDATED SUBSIDIARY" at any date, any Subsidiary or other entity the accounts of which, in accordance with generally accepted accounting principles, are consolidated with those of the Company in its consolidated financial statements as of such date.

"CONSOLIDATED TOTAL CAPITALIZATION" shall mean the sum of Consolidated Net Worth and Debt.

"CONSOLIDATED TOTAL DEBT" means at any date all Indebtedness of the Company and its Consolidated Subsidiaries at such date, determined on a consolidated basis as of such date.

"CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code.

"CURRENT DEBT" shall mean, with respect to any Person, all Indebtedness of such Person for borrowed money which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof.

"CURRENT MATURITIES" shall mean all payments in respect of Funded Debt that are required to be made by the Company or any Consolidated Subsidiary within one year from the date of determination, whether or not the obligation to make such payments would constitute a current liability of the Company or such Consolidated Subsidiary under generally accepted accounting principles.

"CURRENT OBLIGATIONS" shall mean, for any period, the sum of (i)
Consolidated Interest Expense for such period and (ii) Current Maturities for such period.

"DEBT" shall mean Current Debt and Funded Debt.

"DELAYED DELIVERY FEE" shall have the meaning specified in paragraph
2A(8)(ii).

"DEPRECIATION" shall mean, for any period, the sum of all depreciation and amortization expenses of the Company and its Consolidated Subsidiaries for such period, as determined on a consolidated basis in accordance with generally accepted accounting principles.

"DOLLAR DELAYED DELIVERY FEE" shall have the meaning specified in paragraph 2A(8)(ii).

"DOLLARS" shall mean dollars in lawful currency of the United States of America.

"EMU" shall mean Economic and Monetary Union as contemplated in the Treaty on European Union.

"EMU LEGISLATION" shall mean legislative measures of the European
Council (including European Council regulations) for the introduction of, changeover to or operation of a single or unified European currency (whether known as the Euro or otherwise), being in part the implementation of the third stage of EMU.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

"ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

"EURO" shall mean the currency unit of the Euro as defined in the EMU
Legislation.

"EVENT OF DEFAULT" shall mean any of the events specified in paragraph
7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

"EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

"EXISTING 1993 SHELF AGREEMENT" shall have the meaning specified in paragraph 1A.

"FACILITY" shall have the meaning specified in paragraph 2A(1).

"FISCAL QUARTER" shall mean any fiscal quarter of the Company.

"FUNDED DEBT" shall mean, with respect to any Person, as of any time of determination thereof and without duplication, the sum of (i) any obligation payable more than one year from the date of creation thereof, including all payments thereof required to be made within one year (including Capitalized Lease Obligations but excluding reserves for deferred compensation, deferred income taxes and other reserves to the extent such reserves do not constitute an obligation), (ii) Indebtedness secured by a Lien on property and (iii) Guarantees of financial obligations referred to in clause (i) of this definition. For purposes of paragraph 6B(2)(ii), indebtedness of the Company owing to its Subsidiaries shall constitute "Funded Debt" of the Company but only to the extent that the aggregate outstanding amount of all such indebtedness exceeds $2,000,000.

"GUARANTEE" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or service, regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

"HEDGE TREASURY NOTE(S)" shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

"HOSTILE TENDER OFFER" shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

"INCOME AVAILABLE FOR FIXED CHARGES" means, for any period, (a) the sum of (i) Consolidated Net Income, (ii) tax expense and (iii) Consolidated Fixed Charges, minus (b) Capital Expenditures, all determined with respect to the Company and its Consolidated Subsidiaries on a consolidated basis for such period and in accordance with generally accepted accounting principles.

"INDEBTEDNESS" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all Capitalized Lease Obligations, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (viii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person,
(ix) all Indebtedness of others Guaranteed by such Person, and (x) for purposes of paragraph 7A only, all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging agreements (valued as the termination value thereof) computed in accordance with a method approved by the International Swaps and Derivatives Association, Inc. and agreed to by such Person in the applicable hedging agreement, if any.

"INSTITUTIONAL INVESTOR" shall mean Prudential, any Prudential Affiliate or any bank, bank affiliate, financial institution, insurance company, pension fund, endowment or other organization which regularly acquires debt instruments for investment.

"INVESTMENTS" shall have the meaning specified in paragraph 6B(3).

"ISSUANCE FEE" shall have the meaning specified in paragraph 2A(8)(i).

"ISSUANCE PERIOD" shall have the meaning specified in paragraph 2A(2).

"LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

"MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

"NEW YORK BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required to be closed.

"NON-DOLLAR DELAYED DELIVERY FEE" shall have the meaning specified in paragraph 2A(8)(ii).

"NOTES" shall have the meaning specified in paragraph 1B.

"OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

"OVERNIGHT INTEREST RATE" shall mean, with respect to an Accepted Note denominated in any currency other than Dollars, the actual rate of interest, if any, received by the Purchaser which intends to purchase such Accepted Note on the overnight deposit of the funds intended to be used for the purchase of such Accepted Note, it being understood that reasonable efforts will be made by or on behalf of the Purchaser to make any such deposit in an interest-bearing account.

"PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor or replacement entity thereto under ERISA.

"PERMITTED DISPOSITIONS" shall mean and include:

      (i) a mandatory divestiture of the Company's investment in South Africa or companies doing business in South Africa required as a result of applicable law or governmental decree,

      (ii) any sale, lease or transfer of less than a material part of the assets of the Company to any Subsidiary not to exceed in any event during any fiscal year of the Company with respect to all such sales, leases and transfers of assets $5,000,000 in the aggregate determined based on book value,

      (iii) any sale, lease, transfer or other disposition of assets from (a) a Subsidiary to the Company or (b) a U.S. Subsidiary to any other U.S. Subsidiary or (c) a Subsidiary which is not a U.S. Subsidiary to any other Subsidiary or (d) a U.S. Subsidiary to a Subsidiary which is not a U.S. Subsidiary so long as the book value of the assets so transferred or disposed does not exceed $5,000,000 in any transaction or $10,000,000 in the aggregate during any fiscal year and within six (6) months after the date thereof the transferor acquires reasonably comparable replacement assets,

      (iv) any sale of the property listed on Schedule 6B(4) attached hereto,

      (v) any sale, lease, transfer or other disposition of assets in the ordinary course of business, or

      (vi) any sale, lease, transfer or other disposition of assets or stock outside of the ordinary course of business so long as the aggregate amount of assets and stock sold, leased, transferred or otherwise disposed of outside of the ordinary course of business in the then most recent twelve (12) month period which were not permitted by clauses (i), (ii), (iii), (iv), or (v) above together with any assets then proposed to be sold, leased, transferred or otherwise disposed of outside of the ordinary course of business which are not permitted by clauses (i), (ii), (iii), (iv) or (v) above (a) do not constitute more than fifteen percent (15%) of consolidated total assets of the Company and its Subsidiaries determined as of the end of the most recently ended fiscal year and (b) have not contributed more than fifteen percent (15%) of Consolidated Net Earnings for the most recently ended fiscal year of the Company; provided, however, that any sale permitted by the foregoing of stock and Indebtedness of a Subsidiary at the time owned by or owed to the Company and all other Subsidiaries may only be sold as an entirety for fair market value.

"PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

"PLAN" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

"PRIVATE SHELF CLOSING DAY" for any Accepted Note shall mean the
Business Day specified for the closing of the purchase and sale of such Private Shelf Note in the Request for Purchase of such Private Shelf Note, provided that (i) if the Acceptance Day for such Accepted Note is less than five Business Days after the Company shall have made such Request for Purchase and the Company and the Purchaser which is obligated to purchase such Private Shelf Note agree on an earlier Business Day for such closing, the "Private Shelf Closing Day" for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2A(7), the Private Shelf Closing Day for such Accepted Note, for all purposes of this Agreement except paragraph 2A(8), shall mean the Rescheduled Closing Day with respect to such Closing.

"PRIVATE SHELF NOTE" and "PRIVATE SHELF NOTES" shall have the meaning specified in paragraph 1B.

"PRUDENTIAL" shall mean The Prudential Insurance Company of America.

"PRUDENTIAL AFFILIATE" shall mean (i) any corporation or other entity controlling, controlled by, or under common control with Prudential and (ii) any managed account or investment fund which is managed by Prudential or a Prudential Affiliate described in clause (i) of this definition. For purposes of this definition, the terms "control", "controlling" and "controlled" shall mean the ownership, directly or through Subsidiaries, of a majority of a corporation's or other entity's Voting Stock or equivalent voting securities or interests.

"PURCHASERS" shall mean, with respect to any Accepted Notes the Persons, either Prudential or a Prudential Affiliate, who is purchasing such Accepted Notes.

"QUOTATION" shall have the meaning provided in paragraph 2A(4).

"REDEEMABLE PREFERRED STOCK" of any Person means any preferred stock issued by such Person which is at any time prior to the maturity date of any Note either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

"REQUEST FOR PURCHASE" shall have the meaning specified in paragraph
2A(3).

"REQUIRED HOLDER(S)" shall mean at any time, the holder or holders of at least 51% of the aggregate principal amount of the Notes outstanding at such time.

"RESCHEDULED CLOSING DAY" shall have the meaning specified in paragraph
2A(7).

"RESPONSIBLE OFFICER" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company appointed by the board of directors of the Company and involved principally in its financial administration or its controllership function.

"SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

"SERIES" shall have the meaning specified in paragraph 1B.

"SERIES A CLOSING DAY" shall mean

"SERIES A NOTES" shall mean the 6.31% $20,000,000 senior note issued by the Company to Prudential pursuant to the Existing 1993 Shelf Agreement.

"SIGNIFICANT HOLDER" shall mean (i) Prudential or any Prudential
Affiliate, so long as Prudential or any Prudential Affiliate shall hold any Note or any amount remains available under the Facility or (ii) any other holder of at least 10% of the aggregate principal amount of the Notes from time to time outstanding. To the extent that any notice or document is required to be delivered to the Purchasers or a Significant Holder under this Agreement, such requirement shall be satisfied (a) with respect to Prudential, all Prudential Affiliates and accounts managed by Prudential or Prudential Affiliates by giving notice, or delivery of a copy of any such document, to Prudential (addressed to Prudential and each such Prudential Affiliate) and
(b) with respect to any entity or group of affiliates whose Notes are managed by a single entity, by giving notice or making delivery of a copy of any such document to the managing entity (addressed to each holder of the Notes managed by such entity).

"SUBSIDIARY" shall mean any corporation of which greater than fifty percent (50%) of the stock of every class of which, except directors' qualifying shares, shall, at the time of which any determination is being made, be owned by the Company directly or through Subsidiaries.

"TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

"UNRESTRICTED SUBSIDIARY" shall mean any Subsidiary (i) whose assets constitute less than five percent (5%) of the consolidated net assets of the Company and its Subsidiaries and (ii) which has contributed less than five percent (5%) of Consolidated Net Earnings for the most recently ended fiscal year of the Company.

"U.S. CANCELLATION FEE" shall have the meaning specified in paragraph
2A(8)(iii).

"U.S. SUBSIDIARY" shall mean a Subsidiary which has the majority of its assets located in the United States.

"VOTING STOCK" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

10C. ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS. All references in this Agreement to "general accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.

11.   MISCELLANEOUS.

11A. NOTE PAYMENTS. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City local time, on the date due) to (i) such Purchaser's account or accounts as specified in the Purchaser Schedule attached hereto (in the case of the Series A Notes), (ii) the account or accounts in the United States specified in the applicable Confirmation of Acceptance (in the case of any Private Shelf Note) or (iii) such other account or accounts in the United States as such Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as each Purchaser has made in this paragraph 11A.

11B. EXPENSES. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and, only to the extent specified below, any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Purchasers in connection with this Agreement the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, (ii) all fees and expenses of the type referred to in clause (i) of this paragraph incurred by any special counsel engaged by any Transferee in connection with any proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted and (iii) the costs and expenses, including reasonable attorneys' fees, incurred by any Purchaser or any Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

11C.  CONSENT TO AMENDMENTS.  This Agreement may be amended, and the
Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with the written consent of Prudential (and not without the written consent of Prudential) the provisions of paragraph 2 may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2 and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

11D.  FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES.
The Notes are issuable as registered notes without coupons in denominations of at least $2,000,000 (or its equivalent if denominated in another currency) except as may be necessary to reflect any principal amount not evenly divisible by $2,000,000 or as may be necessary to represent the entire principal amount of a Note being transferred or exchanged the principal amount of which shall be less than $2,000,000 (or its equivalent if denominated in another currency) because of prepayments; provided, however, that no such minimum denomination shall apply to Notes issued to, or issued upon transfer by any holder of the Notes to, Prudential or one or more Prudential Affiliates or accounts managed by Prudential or Prudential Affiliates or to any other entity or group of affiliates so long as the Company shall have received a certificate from the proposed Transferee(s) in form and substance reasonably acceptable to the Company stating that the Notes so issued or transferred shall be managed by a single entity and the aggregate amount so issued or transferred to all such affiliates is at least $2,000,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each installment of principal payable on each installment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any installment or installments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

11E. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any Yield-Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

11F. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

11G. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

11H. DISCLOSURE TO OTHER PERSONS. By its acceptance of any Note, each Purchaser of a Note and each Transferee agrees to use reasonable efforts to hold in confidence and not disclose any written information (other than information (a) which was publicly known or otherwise known to such Person, at the time of disclosure (except pursuant to disclosure in connection with this Agreement), (b) which subsequently becomes publicly known through no act or omission by such Person, or (c) which otherwise becomes known to such Person, other than through disclosure by the Company) delivered or made available by or on behalf of the Company or any Subsidiary to such Person (including, without limitation, any non-public information obtained pursuant to paragraph 5A or 5B) in connection with or pursuant to this Agreement; provided, however, that nothing herein shall prevent the holder of any Note from disclosing any information disclosed to such holder to (i) its directors, officers, employees, agents, attorneys, and professional consultants, (ii) any Institutional Investor which holds any Note, (iii) any Institutional Investor which is not a Competitor to which it offers to sell any Note or any part thereof, (iv) any Institutional Investor which is not a Competitor to which it sells or offers to sell a participation in all or any part of any Note, (v) any federal or state regulatory authority having jurisdiction over it, (vi) the National Association of Insurance Commissioners or any similar organization, or (vii) any other Person to which such delivery or disclosure may be reasonably necessary (1) in compliance with any law, rule, regulation or order applicable to it, (2) in response to any subpoena or other legal process or informal investigative demand, (3) in connection with any litigation to which it is a party or (4) in order to enforce the rights of any holder under this Agreement or in any Note; provided, further, that in the case of sales contemplated by clauses (iii) and (iv) above, each Purchaser and each Transferee agrees to distribute first to the potential purchaser the financial statements and audit reports received pursuant to paragraph 5A(i),
(ii), (iii) and (iv) (collectively referred to as the "Public Information") and second after such potential purchaser indicates that it is still considering consummating a purchase and has agreed in writing to be bound by this paragraph for the benefit of the Company, such Purchaser or Transferee may distribute such other information as it deems necessary in order for such potential purchaser to independently evaluate the Company's creditworthiness (collectively referred to as the "Non-Public Information"). Prior to disclosing Non-Public Information to any potential purchaser, each holder of a Note by its acceptance of the Note agrees to use reasonable efforts to give the Company written notice of its intention to disclose Non-Public Information in connection with any proposed sale or transfer to an Institutional Investor stating in such notice the name of the Institutional Investor to whom such disclosure is to be made. The term "Competitor" shall mean and include each of the companies identified as competitors in a writing delivered to Prudential on the date of this Agreement and specifically referring to paragraph 11H hereof as supplemented in writing from time to time by the Company with the consent of the Required Holder(s) which consent shall not be unreasonably withheld.

11I. NOTICES. All written communications provided for hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) or by hand delivery and (i) if to any Purchaser, addressed to such Purchaser at the address specified for such communications in the Purchaser Schedule attached hereto (in the case of the Series A Notes) or in the Confirmation of

Acceptance (in the case of any Private Shelf Notes), or at such other address as any Purchaser shall have specified in writing to the Company, and (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified in writing to the Company or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at Franklin Electric Co., Inc., 400 East Spring Street, Bluffton, Indiana 46714, Attention: Secretary, or at such other address as the Company shall have specified to the holder of each Note in writing.

11J. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a New York Business Day shall be made on the next succeeding New York Business Day. If the date for any payment is extended to the next succeeding New York Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such New York Business Day.

11K. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11L. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

11M. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

11N. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS AND DECISIONS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.

11O. PAYMENT CURRENCY. All payments on account of the Series A Notes and any Private Shelf Notes denominated in Dollars (including principal, interest and Yield-Maintenance Amounts) shall be made in Dollars, and all payments on account of any Private Shelf Notes denominated in any other currency (including principal, interest and Yield-Maintenance Amounts) shall be made in such other currency. The obligation of the Company to make payment on account of any Notes in the applicable currency specified in the preceding sentence shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than such applicable currency, except to the extent the holder of the applicable Note actually receives the full amount of the currency in which the underlying obligation is denominated. The obligation of the Company to make payment in any given currency as required by the first sentence of this paragraph shall be enforceable as an alternative or additional cause of action for the purpose of recovery in such currency, of the amount, if any, by which such actual receipt shall fall short of the full amount of such currency expressed to be payable in respect of any such obligation, and shall not be affected by judgment being obtained for any other sums due under the Notes or this Agreement, as the case may be.

11P. PAYMENTS FREE AND CLEAR OF TAXES. The Company will pay all amounts of principal of, Yield-Maintenance Amount, if any, and interest on the Notes, and all other amounts payable hereunder or under the Notes, without set-off or counterclaim and free and clear of, and without deduction or withholding for or on account of, all present and future income, stamp, documentary and other taxes and duties, and all other levies, imposts, charges, fees, deductions and withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority (except net income taxes and franchise taxes in lieu of net income taxes imposed on any holder of any Note by its jurisdiction of incorporation or the jurisdiction in which its applicable lending office is located) (all such non-excluded taxes, duties, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "TAXES"). If any Taxes are required to be withheld from any amounts payable to a holder of any Notes, the amounts so payable to such holder shall be increased to the extent necessary to yield such holder (after payment of all Taxes) interest on any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Company, as promptly as possible thereafter, the Company shall send to each holder of the Notes, a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to each holder of the Notes the required receipts or other required documentary evidence, the Company shall indemnify each holder of the Notes for any Taxes (including interest or penalties) that may become payable by such holder as a result of any such failure. The obligations of the Company under this paragraph 11P shall survive the payment and performance of the Notes and the termination of this Agreement.

11Q. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


          [The remainder of this page is intentionally left blank.]

11R. BINDING AGREEMENT. When this Agreement is executed and delivered by the Company and Prudential, it shall become a binding agreement between the Company and Prudential. This Agreement shall also inure to the benefit of each Purchaser on the Purchaser Schedule and each Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.



                              Very truly yours,

                              FRANKLIN ELECTRIC CO., INC.




                              By: _________________________________
                              Title:  Senior Vice President and CFO




The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE COMPANY
  OF AMERICA



By: _____________________________
    Vice President

                                                               Series A Notes
                                                                --------------

                              PURCHASER SCHEDULE

                          FRANKLIN ELECTRIC CO., INC.

                                                 Aggregate
                                                 Principal
                                                 Amount of
                                                 Notes to be        Note
                                                 Purchased      Denomination(s)
                                                 -----------    ---------------

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA      $20,000,000     $20,000,000

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

      Account No. 050-54-526
      Morgan Guaranty Trust Company of New York
      23 Wall Street
      New York, New York 10015
      (ABA No.:  021-000-238)

      Each such wire transfer shall set forth the name of the Company, a reference to "6.31% Series A Senior
      Notes due November 10, 2008, Security No.
      !INV4623!", and the due date and application
      (as among principal, interest and Yield-Maintenance
      Amount) of the payment being made.

(2)   Address for all notices relating to payments:

      The Prudential Insurance Company of America
      c/o Prudential Capital Group
      Four Gateway Center
      100 Mulberry Street
      Newark, New Jersey  07102

      Attention:  Investment Administration Unit
      Telecopy:   (201) 802-7551

(3)   Address for all other communications and notices:

      The Prudential Insurance Company of America
      c/o Prudential Capital Group
      Two Prudential Plaza
      Suite 5600
      Chicago, Illinois  60601

      Attention:  Managing Director
      Telecopy:   (312) 540-4222

(4)   Recipient of telephonic prepayment notices:

      Manager, Asset Management Unit
      Telephone: (201) 802-6429
      Telecopy:  (201) 802-7551

(5)   Recipient of telephonic prepayment notices:

      Manager, Asset Management Unit
      (201) 802-6429

(6)   Tax Identification No.:  22-1211670

                                                                  EXHIBIT A
                                                           ---------




                            [FORM OF PRIVATE SHELF NOTE]


                            FRANKLIN ELECTRIC CO., INC.


                                      SENIOR NOTE
                                      (Fixed Rate)
                                      SERIES ______

No.
CURRENCY AND ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:


           FOR VALUE RECEIVED, the undersigned, FRANKLIN ELECTRIC CO., INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Indiana, hereby promises to pay to _____________________, or registered assigns, the principal sum of __________________________ [specify principal amount and currency] on the Final Maturity Date specified above] [, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest, and any overdue payment of any Yield-Maintenance Amount (as defined in the Agreement referred to below), payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% plus the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by the Bank of New York from time to time in New York City as its Prime Rate.

            Payments of principal of, and interest on, and any Yield-Maintenance Amount payable with respect to, this Note are to be made at the main office of the Bank of New York in New York City or at such other place in the United States as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

            This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to an Amended and Restated Note Purchase and Private Shelf Agreement, dated as of March 1, 2002 (herein called the "Agreement"), between the Company, on the one hand, and The Prudential Insurance Company of America and each "Prudential Affiliate" (as defined in the Agreement) which becomes a party thereto, on the other hand, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part on the terms specified in the Agreement.

            This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

            In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

            Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement.

            THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF ILLINOIS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) OF SUCH STATE.



                                    FRANKLIN ELECTRIC CO., INC.




                                    By: _________________________________
                                    Title: ______________________________

                                                                   EXHIBIT B
                                                                   ---------



                         [FORM OF REQUEST FOR PURCHASE]


                          FRANKLIN ELECTRIC CO., INC.


            Reference is made to the Amended and Restated Note Purchase and Private Shelf Agreement (the "Agreement"), dated as of March 1, 2002, between Franklin Electric Co., Inc. (the "Company"), and The Prudential Insurance Company of America and each Prudential Affiliate which becomes a party thereto. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

            Pursuant to Paragraph 2A(3) of the Agreement, the Company hereby makes the following Request for Purchase:


      1.    Aggregate principal amount of
            the Notes and Available Currency
            covered hereby (the "Notes")  .............. $_________ (amount)
                                                         $_________ (currency)

      2.    Individual specifications of the Notes:

                                            Principal
                                 Final      Installment      Interest
             Principal         Maturity     Dates and         Payment
              Amount*            Date        Amounts           Period
             ---------         --------     -----------      --------



      3.    Use of proceeds of the Notes:


      4.    Proposed day for the closing of the purchase and sale of the
Notes:


      5.    The purchase price of the Notes is to be transferred to:


             Name, Address                                Name and
             and ABA Routing       Number of             Telephone No.
             Number of Bank         Account            of Bank Officer
             ---------------       ---------           ---------------









_________________________
* Minimum principal amount of $5,000,000

      6. The Company certifies (a) that the representations and warranties contained in paragraph 8 of the Agreement are true on and as of the date of this Request for Purchase except to the extent of changes caused by the transactions contemplated in the Agreement and (b) that there exists on the date of this Request for Purchase no Event of Default or Default.

      7. The Issuance Fee to be paid pursuant to paragraph 2A(8)(i) of the Agreement will be paid by the Company on the closing date.

      8. The Company has reviewed the closing conditions set forth in paragraph 3 of the Agreement and understands that it will be required to deliver certain documents at closing, including, without limitation, an opinion of special counsel to the Company.





Dated:                        FRANKLIN ELECTRIC CO., INC.




                              By: _______________________
                                   Authorized Officer

                                                                 EXHIBIT C
                                                                 ---------



                         [FORM OF CONFIRMATION OF ACCEPTANCE]


                             FRANKLIN ELECTRIC CO., INC.


            Reference is made to the Amended and Restated Note Purchase and Private Shelf Agreement (the "Agreement"), dated as of March 1, 2002 between Franklin Electric Co., Inc. (the "Company") and The Prudential Insurance Company of America. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

           Prudential or the Prudential Affiliate which is named below as a Purchaser of Notes hereby confirms the representations as to such Notes set forth in paragraph 9 of the Agreement, and agrees to be bound by the provisions of paragraphs 2A(5) and 2A(7) of the Agreement relating to the purchase and sale of such Notes.

           Pursuant to paragraph 2A(5) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:


I.    Accepted Notes:  Aggregate principal
       amount $__________________


      (A)   (a)  Name of Purchaser:
            (b)  Principal amount:
            (c)  Designated Currency:
            (d)  Final maturity date:
            (e)  Principal prepayment dates and amounts:
            (f)  Interest rate:
            (g)  Interest payment period:
            (h) Payment and notice instructions: As set forth on attached Purchaser Schedule

    (B)     (a)  Name of Purchaser:
            (b)  Principal amount:
            (c)  Designated Currency:
            (d)  Final maturity date:
            (e)  Principal prepayment dates and amounts:
            (f)  Interest rate:
            (g)  Interest payment period:
            (h) Payment and notice instructions: As set forth on attached Purchaser Schedule

II.   Closing Day:


III.  Issuance Fee:







Dated:                        FRANKLIN ELECTRIC CO., INC.




                              By: _______________________
                              Title:



                              [THE PRUDENTIAL INSURANCE
                               COMPANY OF AMERICA]




                              By: ______________________
                                    Vice President



                              [PRUDENTIAL AFFILIATE]




                              By: ______________________
                                    Vice President

                                                               EXHIBIT D
                                                               ---------




                [FORM OF OPINION OF COMPANY'S SPECIAL COUNSEL]



                                                       [Date of Closing]


[Name(s) and address(es) of
 purchaser(s)]


       Re:  Franklin Electric Co., Inc.
            ---------------------------

Ladies and Gentlemen:

            We have acted as counsel for Franklin Electric Co., Inc., an Indiana corporation (the "Company"), in connection with the Amended and Restated Note Purchase and Private Shelf Agreement, dated as of March 1, 2002, between the Company and The Prudential Insurance Company of America (the "Agreement"), pursuant to which the Company has issued to you today its Series ____ Private Shelf Notes in the aggregate principal amount of $_______________ (the "Notes"). All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

            In this connection, we have examined such certificates of public officials, certificates of officers of the Company and copies certified to our satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for my opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, we have also relied upon the representation made by you in paragraph 9A of the Agreement.

            Based on the foregoing, it is our opinion that:

            1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Indiana. Each Subsidiary is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation. The Company has, and each Subsidiary has, the corporate power to carry on its business as now being conducted. The Company has the corporate power to enter into the Agreement and to perform its obligations under the Agreement and the Notes.

            2. The Agreement and the Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company, and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            3. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

            4. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of regulation T, U or X of the Board of Governors of the Federal Reserve System.

            5. The execution and delivery of the Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company pursuant to, or require any authorization, consent, approval, exemption, or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of the Company, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to us after having made due inquiry with respect thereto) any agreement (including, without limitation, any agreement listed in Schedule 8G to the Agreement), instrument, order, judgment or decree to which the Company or any of its Subsidiaries is a party or otherwise subject.




                                      Very truly yours,

                                                                  EXHIBIT E
                                                                  ---------




             CERTIFICATE AS TO REPRESENTATIONS, DEFAULTS, ETC.




      I, ____________________, [title] of Franklin Electric Co., Inc. (an Indiana corporation) (herein called the "Company"), do hereby certify, pursuant to paragraph 3B of the Amended and Restated Note Purchase and Private Shelf Agreement dated as of March 1, 2002 ("Note Agreement") between the Company and The Prudential Insurance Company of America, as follows:
      1. The representations and warranties contained in paragraph 8 of the Note Agreement are true on and as of the date hereof (except to the extent of changes caused by transactions contemplated by the Note Agreement).
      2. There exists on the date hereof no Default or Event of Default as specified in paragraph 7 of the Note Agreement.

      IN WITNESS WHEREOF, I have hereunto set my hand and the seal of the Company this _____ day of _____________, 20___.




                                          _________________________________
                                          Title: __________________________

                                                             SCHEDULE 6B(1)
                                                             --------------



                              LIST OF EXISTING LIENS
                              ----------------------



                                       None.

                                                              SCHEDULE 6B(4)
                                                              --------------



                              PERMITTED DISPOSITIONS
                              ----------------------



                                      None.

                                                              SCHEDULE 8A
                                                              -----------

                               LIST OF SUBSIDIARIES
                               --------------------

                                           State or            Percent
                                          Country of          of Voting
                                         Incorporation       Stock Owned
                                         -------------       -----------
Subsidiaries consolidated:

Franklin Electric Subsidiaries,            Indiana                 100
Inc. [inactive]

FE Petro, Inc.                             Indiana                 100

Franklin Electric International,           Delaware                100
Inc.

Franklin Electric Europa, GmbH             Germany                 100

Franklin Electric (South Africa)           South Africa            100
Pty. Limited

Franklin Electric Foreign                  U.S. Virgin Islands     100
Sales Corporation

Franklin Electric                          Australia               100
(Australia) Pty. Ltd.

Motores Franklin S.A. de C.V.              Mexico                  100

Franklin Electric B.V.                     Netherlands             100

Franklin Electric (Suzhou) Co., Ltd.       China                   100

Advanced Polymer Technology, Inc.          Michigan                100

EBW, Inc.                                  Michigan                100

Motori Sommersi Riavvolgibili, s.r.l.      Italy                    75

Coverco s.r.l.                             Italy                   100

Franklin Electric spol s.r.o.              Czech Republic          100

                                                              SCHEDULE 8G
                                                              -----------




                       LIST OF AGREEMENTS RESTRICTING DEBT
                       -----------------------------------



$60,000,000 Credit Agreement dated as of November 26, 2001 among the Company, Wachovia Bank, N.A., as Administrative Agent and the other Banks named therein.